EXHIBIT 10.7.4

                                 PROMISSORY NOTE


$165,000                                                    San Jose, California
                                                            May 7, 1999


         FOR VALUE RECEIVED, the undersigned, Bruce Shimano, ("Employee"), promises to pay to the order of ADEPT TECHNOLOGY, INC., (the "Corporation"), at its office at 150 Rose Orchard Way, San Jose, California 95134, the principal sum of ONE HUNDRED SIXTY FIVE THOUSAND DOLLARS ($165,000), with interest on the unpaid principal amount outstanding from the date hereof, initially at the current Federal short term rate, and thereafter during the term hereof, each May 7 at the applicable Federal short term rate in effect on such date. Interest shall be payable annually commencing May 7, 2000. Any interest for a partial month shall be prorated based on the number of days in such month. All accrued and unpaid interest, and all unpaid principal, shall be due and payable on or before May 7, 2004. All money paid toward the satisfaction of this Note shall be applied first to the payment of interest as required hereunder and then to the retirement of principal.
         If an action is instituted for collection of the Note, the undersigned agrees to pay court costs and reasonable attorneys' fees incurred by the holder hereof.
         This note may be prepaid at any time without penalty.


                         /s/ Bruce Shimano
                         --------------------------------------------
                         Borrower, Bruce Shimano


                         /s/ Brian Carlisle
                         --------------------------------------------
                         Brian Carlisle